 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF
 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Renatus Tactical Acquisition Corp I
 (Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1825 Ponce de Leon Blvd, Suite 260 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A Ordinary Share and one-half of one redeemable warrant	Nasdaq Global Market
Class A Ordinary Shares, par value $0.0001 per share	Nasdaq Global Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-285842

Securities to be registered pursuant to Section 12(g) of the Act: None

N/A
(Title of class)

EXPLANATORY NOTE

This Amendment No.1 on Form 8-A/A is being filed solely to correct the name of the registrant on the signature page to the Registration Statement on Form 8-A filed by Renatus Tactical Acquisition Corp I on May 14, 2025 (the “Original 8-A”). The rest of the Original 8-A is repeated in its entirety without any changes.

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants, with each whole warrant exercisable for one Class A ordinary share, of Renatus Tactical Acquisition Corp I (the “Company”). The description of the units, Class A ordinary shares and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-285842), originally filed with the U.S. Securities and Exchange Commission on March 14, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed with the U.S. Securities and Exchange Commission is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 15, 2025	RENATUS TACTICAL ACQUISITION CORP I

	By:	/s/ Eric Swider
Name: Eric Swider
Title: Chief Executive Officer